TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P., as independent oil and gas consultants, hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Adams Resources & Energy, Inc. (the “Company”) of references to Ryder Scott Company, L.P. and our report entitled “Adams Resources Exploration Corporation - Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests - SEC Parameters - As of December 31, 2016” and to the inclusion of our report dated February 3, 2017, included or made a part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
May 14, 2018

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